                                                                     EXHIBIT 4.7

                                                                  EXECUTION COPY

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                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                                NRG ENERGY, INC.,

                            NRG POWER MARKETING INC.

               and certain of the Subsidiaries of NRG Energy, Inc.

                                   in favor of

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              as Collateral Trustee

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                             as Administrative Agent

                                       and

                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                   as Trustee

                          Dated as of December 23, 2003

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                                TABLE OF CONTENTS

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SECTION 1.    DEFINED TERMS..........................................................................         2

     1.1.     Definitions............................................................................         2
     1.2.     Other Definitional Provisions..........................................................        19

SECTION 2.    GUARANTEE..............................................................................        19

     2.1.     Guarantee..............................................................................        19
     2.2.     Rights of Reimbursement, Contribution and Subrogation..................................        21
     2.3.     Amendments, etc. with respect to the Borrower Obligations..............................        23
     2.4.     Guarantee Absolute and Unconditional...................................................        23
     2.5.     Reinstatement..........................................................................        24
     2.6.     Payments...............................................................................        25

SECTION 3.    GRANT OF SECURITY INTEREST;  CONTINUING LIABILITY UNDER COLLATERAL.....................        25

SECTION 4.    REPRESENTATIONS AND WARRANTIES.........................................................        27

     4.1.     Representations in Secured Debt Documents..............................................        27
     4.2.     Title; No Other Liens..................................................................        28
     4.3.     Perfected First Priority Liens.........................................................        28
     4.4.     Name; Jurisdiction of Organization, etc................................................        28
     4.5.     Inventory and Equipment................................................................        29
     4.6.     Condition and Maintenance of Equipment.................................................        29
     4.7.     Farm Products..........................................................................        29
     4.8.     Investment Property....................................................................        29
     4.9.     Receivables............................................................................        30
     4.10.    Contracts..............................................................................        31
     4.11.    Intellectual Property..................................................................        32
     4.12.    Letters of Credit and Letter of Credit Rights..........................................        34
     4.13.    Commercial Tort Claims.................................................................        34

SECTION 5.    COVENANTS..............................................................................        34

     5.1.     Covenants in Secured Debt Documents....................................................        34
     5.2.     Delivery and Control of Instruments, Certificated Securities, Chattel Paper,
              Negotiable Documents, Investment Property and Letter of Credit Rights..................        34
     5.3.     Maintenance of Insurance...............................................................        36
     5.4.     Payment of Secured Obligations.........................................................        37
     5.5.     Maintenance of Perfected Security Interest; Further Documentation......................        37
     5.6.     Changes in Location, Name, Jurisdiction of Incorporation, etc..........................        38
     5.7.     Notices................................................................................        38
     5.8.     Investment Property....................................................................        39
     5.9.     Receivables............................................................................        40
     5.10.    Contracts..............................................................................        41
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
     5.11.    Intellectual Property....................................................................      42
     5.12.    Commercial Tort Claims...................................................................      44
     5.13.    Deposit and Securities Accounts..........................................................      45
     5.14.    Collections..............................................................................      45

SECTION 6.    REMEDIAL PROVISIONS......................................................................      46

     6.1.     Certain Matters Relating to Receivables..................................................      46
     6.2.     Communications with Obligors; Grantors Remain Liable.....................................      47
     6.3.     Pledged Securities.......................................................................      47
     6.4.     Intellectual Property; Grant of License..................................................      48
     6.5.     Intellectual Property Litigation and Protection..........................................      48
     6.6.     Proceeds to be Turned Over To Collateral Trustee.........................................      49
     6.7.     Application of Proceeds..................................................................      49
     6.8.     Code and Other Remedies..................................................................      49
     6.9.     Registration Rights......................................................................      51
     6.10.    Deficiency...............................................................................      52
     6.11.    Separate Liens...........................................................................      52

SECTION 7.    THE COLLATERAL TRUSTEE...................................................................      52

     7.1.     Collateral Trustee's Appointment as Attorney-in-Fact, etc................................      52
     7.2.     Duty of Collateral Trustee...............................................................      54
     7.3.     Execution of Financing Statements........................................................      54
     7.4.     Authority of Collateral Trustee..........................................................      55
     7.5.     Access to Collateral, Books and Records; Other Information...............................      55
     7.6.     Appointment of Co-Collateral Agents......................................................      55

SECTION 8.    MISCELLANEOUS............................................................................      56

     8.1.     Amendments in Writing....................................................................      56
     8.2.     Notices..................................................................................      56
     8.3.     No Waiver by Course of Conduct; Cumulative Remedies......................................      56
     8.4.     Enforcement Expenses; Indemnification....................................................      56
     8.5.     Successors and Assigns...................................................................      57
     8.6.     Set-Off..................................................................................      57
     8.7.     Counterparts.............................................................................      57
     8.8.     Severability.............................................................................      57
     8.9.     Section Headings.........................................................................      58
     8.10.    Integration..............................................................................      58
     8.11.    APPLICABLE LAW...........................................................................      58
     8.12.    Submission to Jurisdiction; Waivers......................................................      58
     8.13.    Acknowledgments..........................................................................      58
     8.14.    Additional Grantors......................................................................      59
     8.15.    Releases.................................................................................      59
     8.16.    Conflicts................................................................................      59
     8.17.    WAIVER OF JURY TRIAL.....................................................................      59
     8.18.    Additional Guaranteed Secured Debt Representatives.......................................      59
     8.19.    Rights and Immunities of Secured Debt Representatives....................................      60
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Exhibits:

     Exhibit A   Form of Control Agreement (Deposit and Securities Accounts)
     Exhibit B   Form of Control Agreement (Commodity Contracts)
     Exhibit C   Form of Acknowledgment and Consent
     Exhibit D   Form of Intellectual Property Security Agreement
     Exhibit E   Form of After-Acquired Intellectual Property Security Agreement

Annex:

     Annex 1  Assumption Agreement

Schedules:

     Schedule 1.1(a)   Excluded Foreign Subsidiaries
     Schedule 1.1(b)   Excluded Project Subsidiaries
     Schedule 1.1(c)   Immaterial Subsidiaries
     Schedule 4.3(a)   Filings and Other Actions Required to Perfect Security
                       Interests
     Schedule 4.3(b)   Existing Liens
     Schedule 4.4      Organizational Information
     Schedule 4.5(a)   Location of Inventory and Equipment
     Schedule 4.5(b)   Bailees and Warehousemen
     Schedule 4.8(a)   Description of Equity Instruments
     Schedule 4.8(b)   Description of Pledged Debt Instruments
     Schedule 4.8(c)   Description of Pledged Accounts
     Schedule 4.10(a)  Material Contracts
     Schedule 4.10(b)  Non-Assignable Contracts
     Schedule 4.11(a)  Intellectual Property
     Schedule 4.11(c)  Licenses, etc.
     Schedule 4.11(e)  Releases, etc.
     Schedule 4.12     Letter of Credit Rights
     Schedule 4.13     Commercial Tort Claims
     Schedule 8.2      Notice Addresses of Guarantors

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                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 23,
2003, made by each of the signatories hereto, in favor of Deutsche Bank Trust
Company Americas, as Collateral Trustee for (i) Credit Suisse First Boston,
acting through its Cayman Islands Branch, as administrative agent (in such capacity and together with its successors, the "Administrative Agent") and as collateral agent (in such capacity and together with its successors, the
"Collateral Agent") and for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NRG Energy, Inc., a Delaware corporation (the "Company"), NRG Power Marketing Inc., a Delaware corporation
("NRG Power Marketing" and, together with the Company, the "Credit Agreement
Borrowers"), the Lenders, Credit Suisse First Boston, acting through its Cayman
Islands Branch, and Lehman Brothers Inc., as joint lead book runners and joint lead arrangers (in such capacity, the "Arrangers"), Lehman Commercial Paper
Inc., as syndication agent (in such capacity, the "Syndication Agent"), General
Electric Capital Corporation, as revolver agent, the Administrative Agent, the
Collateral Agent and the other Priority Lien Secured Parties thereunder, (ii)
Law Debenture Trust Company of New York, as trustee (in such capacity and together with its successors, the "Trustee") under the Indenture, dated as of the date hereof (as amended, supplemented, or otherwise modified from time to time, the "Indenture"), among the Company, certain of its subsidiaries, the
Trustee and the other Secured Parity Lien Parties thereunder and (iii) any other
Secured Parties (as hereinafter defined) from time to time entitled to the benefits of the Collateral Trust Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Collateral
Trust Agreement"), among the Company, the other Grantors, the Administrative
Agent, the Trustee, the Collateral Trustee and the other parties from time to time party thereto; and, for purposes of Section 2, in favor of the
Administrative Agent and the Trustee and any other future Guaranteed Secured
Debt Representative (as hereinafter defined) with respect to any Series of
Guaranteed Secured Debt (as hereinafter defined) that becomes entitled to the benefits of the Collateral Trust Agreement.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Credit Agreement Borrowers upon the terms and subject to the conditions set forth therein, and, pursuant to the Indenture, the Company will issue $1,250,000,000 in aggregate principal amount of Second Priority Senior Secured Notes due 2013 (the "Notes");

                  WHEREAS, the Credit Agreement Borrowers are members of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement and the proceeds of the offering of the Notes will be used in part to enable the Credit Agreement Borrowers or the Company, as the case may be, to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;


                  WHEREAS, the Credit Agreement Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and the offering of the Notes;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Credit Agreement Borrowers under the Credit Agreement and a condition precedent to the obligation of the initial purchasers to purchase the Notes that the Grantors shall have executed and delivered this Agreement to the Collateral Trustee for the benefit of the applicable Secured Parties; and

                  WHEREAS, the Credit Agreement Borrowers and the other Grantors have entered into the Collateral Trust Agreement which sets forth the terms on which each Secured Party has appointed the Collateral Trustee as trustee for the present and future holders of the Secured Obligations (as hereinafter defined) to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee and to enforce the Security Documents, including this Agreement, and all interests, rights, powers and remedies of the Collateral Trustee in respect thereto or thereunder and the proceeds thereof;

                  NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Secured Debt Documents and to induce such Secured Parties to make their respective extensions of credit to the applicable Grantors thereunder, each Grantor hereby agrees with the Collateral Trustee, for the benefit of the applicable Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

                  1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Collateral Trust Agreement and used herein shall have the meanings given to them in the Collateral Trust Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

                  (b) The following terms shall have the following meanings:

                  "Administrative Agent" shall have the meaning assigned to such term in the preamble.

                  "After-Acquired Intellectual Property" shall have the meaning assigned to such term in Section 5.11(k).

                  "Agreement" shall mean this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "Arrangers" shall have the meaning assigned to such term in the preamble.

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                  "Borrower" shall mean (i) in the case of the Revolving Loans,
         Revolving Credit Commitments and Revolving Letters of Credit (each as defined in the Credit Agreement) and all related obligations under the Credit Agreement, the Credit Agreement Borrowers, (ii) in the case of the Term Loans, Credit-Linked Deposits, Term Loan Commitments and Funded Letters of Credit (as defined in the Credit Agreement) and all related obligations under the Credit Agreement, the Company, (iii) in the case of the Notes issued under the Indenture and all related obligations under the Indenture, the Company and (iv) in the case of the obligations in respect of any future Series of Guaranteed Secured Debt, the Company and any other applicable Grantor who shall act as the borrower or issuer under the applicable Secured Debt Documents with respect to such Series of Guaranteed Secured Debt.

                  "Borrower Obligations" shall mean, without duplication, the collective reference to the unpaid principal of and interest on the loans (or other extensions of credit), notes (or other debt securities), credit-linked deposits (or other similar deposits) and all other obligations and liabilities of any Borrower in each case with respect to any Series of Guaranteed Secured Debt (including interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of such loans (or other extensions of credit), notes (or other debt securities) or credit-linked deposits (or other similar deposits) and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the applicable Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any applicable Secured Party (including, in the case of any Specified Hedging Agreement, any Lender, the Administrative Agent, the Collateral Agent, any Arranger or the Syndication Agent or, in each case, any Affiliate thereof, regardless of whether or not such Lender thereafter continues to be a Lender or such person continues to have such capacity with respect to the Credit Agreement), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, the Credit Agreement (if applicable), the Indenture (or the Notes) (if applicable) or any other applicable Secured Debt Documents (including any letters of credit, any Specified Hedging Agreement or any other document made, delivered or given in connection with any of the foregoing), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Secured Parties that are required to be paid by the applicable Borrower pursuant to the terms of any of the foregoing agreements).

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close.

                  "Closing Date" shall mean the date hereof.

                  "Collateral" shall mean have the meaning assigned to such term in Section 3.

                  "Collateral Account" shall mean any collateral account established by the Collateral Trustee as provided in Section 6.1 or 6.6.

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

                  "Collateral Account Funds" shall mean, collectively, the following from time to time on deposit in a Collateral Account: all funds (including all trust monies), investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Trustee for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

                  "Collateral Trust Agreement" shall have the meaning assigned to such term in the preamble.

                  "Company" shall have the meaning assigned to such term in the preamble.

                  "Contracts" shall mean all contracts and agreements (in each case, whether written or oral, or third party or intercompany) between any Grantor and other person, as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time, including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate, and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative thereto; provided that when used in connection with the Collateral Trustee's rights with respect to, or security interest in, any Collateral, "control" shall have the meaning specified in the UCC with respect to that type of Collateral.

                  "Control Agreement (Deposit and Securities Accounts)" shall mean a Control Agreement in the form of Exhibit A, to be executed and delivered by the applicable Grantor and the other party or parties thereto with respect to each Deposit Account or Securities Account of such Grantor except to the extent that the same constitutes an Excluded Perfection Asset at any time.

                  "Control Agreement (Commodities Contracts)" shall mean a Control Agreement in the form of Exhibit B, to be executed and delivered by the applicable Grantor and the other party or parties thereto with respect to each Commodity Contract of such Grantor as required by Section 5.2(e).

                  "Copyright Licenses" shall mean any agreement, whether written or oral, naming any Grantor as licensor or licensee (including those listed in Schedule 4.11 (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Copyrights" shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4.11 (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, (ii) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (iii) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                  "Core Collateral" shall mean all Equity Interests in, and property and assets of, NRG Mid-Atlantic, NRG Northeast and NRG South Central and their respective subsidiaries (other than NRG Sterlington Power LLC, Bayou Cove Peaking Power LLC and Big Cajun I Peaking Power LLC for so long as such entities shall constitute Excluded Project Subsidiaries), whether now owned or hereafter acquired.

                  "Credit Agreement" shall have the meaning assigned to such term in the preamble.

                  "Credit Agreement Borrowers" shall have the meaning assigned to such term in the preamble.

                  "Credit Agreement Guarantors" shall mean the Revolving Loan Guarantors and the Term Loan Guarantors.

                  "Deposit Account" shall mean (i) all "deposit accounts" as defined in Article 9 of the New York UCC, (ii) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and (iii) shall include all of the accounts listed on Schedule 4.8(c) under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time) together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

                  "Depositary Bank" shall mean a financial institution that has delivered to the Collateral Trustee an executed Control Agreement (Deposit and Securities Accounts).

                  "Domestic Subsidiaries" shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a partnership or limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations.

                  "Excluded Assets" shall mean (i) any lease, license, contract, property right or agreement to which any Grantor is a party or any of such Grantor's rights or interests thereunder if and only for so long as the grant of a security interest therein under the Security Documents shall constitute or result in a breach, termination or default or invalidity under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer result; (ii) any interests in real property owned or leased by any Grantor only for so long as such interest represents an Excluded Perfection Asset; (iii) any Equity Interests in any Excluded Project Subsidiary the pledge of which pursuant to the Security Documents would constitute a default under the applicable Non-Recourse Indebtedness in respect of which it is an obligor and any voting Equity Interests in excess of 66% (or, in the case of NRG International Holdings GmbH, NRG International Holdings (No.2) GmbH and NRGenerating International BV, 65%) of the total outstanding voting Equity Interests in any Excluded Foreign Subsidiary; (iv) any Deposit Account, Securities Account or Commodities Account (and all cash, cash equivalents permitted by the terms of the Secured Debt Documents and Commodity Contracts held therein) if and only for so long as such Deposit Account, Securities Account or Commodities Account is subject to a Lien permitted under
         Section 6.02(g)(ii) of the Credit Agreement and the other Secured Debt Documents; (v) the Equity Interests in, and all properties and assets of, NRG Energy Insurance Ltd. (Cayman Islands); (vi) the Equity Interests in, and all properties and assets of, NRGenerating Holdings (No. 4) GmbH (only for so long as such entity shall remain a direct subsidiary of NRG International LLC and shall have no assets other than those owned on the date hereof), NRGenerating III (Gibraltar), NRGenerating Holdings (No. 23) BV, NRGenerating IV Gibraltar, ONSITE Marianas Corporation, NGR Pacific Corporate Services Pty Ltd., Coniti Holding BV (only for so long as such entity shall own no assets other than the Equity Interests in Tosli (Gibraltar) BV) and Tosli (Gibraltar) BV (only for so long as such entity shall own no assets);
         (vii) the Equity Interests in, and all properties and assets of, NRG Latin America Inc., Sterling Luxembourg (No. 4) S.a.r.l, NRGenerating Luxembourg (No. 6) S.a.r.l., NRGenerating Holdings (No. 21) BV (only for so long as such entity shall own no assets other than the stock of its subsidiaries owned on the date hereof) and Compania Boliviana de Energia Electrica S.A. (Cobee Nova Scotia); (viii) the Equity Interests in NRG Sterlington Power LLC and Big Cajun I Peaking Power LLC for so long as such Equity Interests are pledged within 90 days of the Closing Date to the lenders of Non-Recourse Indebtedness of NRG Peaker Finance Co. LLC existing on the date hereof; (ix) any Equity Interest of a person (other than a Subsidiary) held by any Grantor if and for so long as the pledge thereof under the Security Documents shall constitute or result in a breach, termination or default under any joint venture, stockholder or partnership agreement between such Grantor and one or more other holders of Equity Interests of such person; provided that (A) such Grantor shall have used reasonable efforts to obtain the consent or waiver of such other holders of Equity Interests of such person to such a pledge and such consent or waiver shall not have been obtained and (B) such Equity Interest shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer result; (x) all personal property and equipment (except two heat recovery steam generators) of Meriden Gas Turbines LLC; provided that such equipment is transferred to Dick Corporation within 180 days of the Closing Date; (xi) all properties and assets of the Company's resource recovery facility located at North Newport, MN and all properties and assets of the Company's resource recovery facility located at Elk River, MN if and for so long as the grant of a security interest therein under the Security Documents shall constitute or result in a breach, termination or default under any service agreement with the applicable municipalities in which such facilities reside; provided that (A) the Company shall have used reasonable efforts to obtain the consent or waiver of such municipalities to the grant of such security interests and such consent or waiver shall not have been obtained and (B) such properties and assets shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer result; (xii) any Account of NRG Power Marketing solely to the extent that (x) such Account relates to the sale by NRG Power Marketing of power or capacity that was purchased by NRG Power Marketing from a Subsidiary that is an Excluded Project Subsidiary and (y) the grant of a security interest in such Account under the Security Documents shall constitute or result in a breach, termination or default under any agreement or instrument governing the applicable Existing Non-Recourse Indebtedness of such Subsidiary (as such agreement or instrument is in effect on the date hereof); (xiii) the Deposit Account (and all cash held therein not to exceed $37,000,000) which has been pledged to ANZ Bank to cash collateralize a letter of credit issued by ANZ Bank and the Deposit Account (and all cash held therein not to exceed $600,000) which has been pledged to Bremer Bank to cash collateralize a letter of credit issued by Bremer Bank; provided that each such Deposit Account (and all cash held therein) shall automatically cease to be an Excluded Asset from and after the date that is 60 days after the Closing Date,
         (xiv) the Equity Interests in (x) either of the NEO Companies and (y) any of Commonwealth Atlantic Power LLC, Hanover Energy Company, Chickahominy River Energy Corp. or Commonwealth Atlantic Power Limited Partnership, in the case of each of clause (x) and (y) to the extent that a grant of a security interest in such Equity Interests under the Security Documents shall constitute or result in a breach, termination or default under any agreement or instrument governing the applicable Existing Non-Recourse Indebtedness of their subsidiaries (as such agreement or instrument is in effect on the date hereof); provided that the Equity Interests in the entities listed in clause (y) shall automatically cease to be Excluded Assets from and after the date that is 180 days after the Closing Date; (xv) the Deposit Account established by the Company pursuant to the NRG Plan in respect of the Consolidated Edison dispute and all cash held therein not to exceed (x) $11,700,000 as of the Closing Date plus (y) any amounts required by the NRG Plan to be deposited therein in respect of invoices owing to Consolidated Edison; provided that such Deposit Account (and all cash therein) shall automatically cease to be an Excluded Asset from and after the date that such dispute is resolved and (xvi) the Xcel Cash Account and all Xcel Cash therein.

                  "Excluded Foreign Subsidiaries" shall mean, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (a) a corporation or (b) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation; provided that (i) none of NRG Mid-Atlantic, NRG Northeast or NRG South Central or any of their respective subsidiaries may at any time be an Excluded Foreign Subsidiary and (ii) notwithstanding the foregoing, the following entities will be deemed to be "Excluded Foreign Subsidiaries": Sterling Luxembourg (No. 4) S.a.r.l., Tosli Acquisition BV, NRGenerating Luxembourg (No. 6) S.a.r.l., NRGenerating Holdings (No. 4) GmbH (only for so long as such entity shall remain a direct subsidiary of NRG International LLC and shall have no assets other than those owned on the date hereof), NRGenerating Holdings (No. 23) BV, NRG Pacific Corporate Services Pty Ltd., NRGenerating III (Gibraltar), NRGenerating IV (Gibraltar), Coniti Holding BV (only for so long as such entity shall own no assets other than the Equity Interests in Tosli (Gibraltar) BV) and Tosli (Gibraltar) BV (only for so long as such entity shall own no assets). The Excluded Foreign Subsidiaries on the Closing Date are set forth on Schedule 1.01(a).

                  "Excluded Foreign Subsidiary Voting Stock" shall mean the voting Equity Interests in any Excluded Foreign Subsidiary.

                  "Excluded Neo Companies" shall mean any of the Neo Companies to the extent that the guarantee of the Note Borrower Obligations by such company would constitute or result in a breach, termination or default under any agreement or instrument governing the applicable Existing Non-Recourse Indebtedness of such Neo Company (as such agreement or instrument is in effect on the date hereof); provided that such company shall cease to be an Excluded Neo Company and shall automatically be subject to the guarantee in Section 2 to the extent that such guarantee shall not constitute or result in such a breach, termination or default.

                  "Excluded Perfection Assets" shall mean (a) any Specified Assets Held for Sale if and only to the extent that the grant of a security interest with respect thereto cannot be perfected by the filing of a financing statement under the UCC of the relevant jurisdiction or, in the case of any Specified Assets Held for Sale that consist of Equity Interests, either the filing of a financing statement under the UCC of the relevant jurisdiction or the possession of certificates representing such Equity Interests; provided that any of such Specified Assets Held for Sale that are not sold or otherwise disposed of by the Company or any of the Subsidiaries to any person other than the Company or any of the

         Subsidiaries within 12 months of the Closing Date shall cease to be an Excluded Perfection Asset; and (b) any other property or assets (other than any Core Collateral except (i) the lease of Dunkirk Power LLC relating to 347 Seneca Street, Buffalo, NY, (ii) the lease of Astoria Gas Turbine Power LLC relating to the Consolidated Edison site located at 31-02 20th Avenue, Astoria, NY, (iii) the lease of Astoria Gas Turbine Power LLC relating to the A-11 dock located at 31-02 20th Avenue, Astoria, NY, (iv) the lease of NRG New Roads Holding LLC relating to the turbine storage facilities located at GTS Duratek, 1790 Dock Street, Memphis, TN, (v) the lease of NRG New Roads Holding LLC relating to the turbine storage facilities located at Liebherr American Inc., 4100 Chestnut, Newport News, VA and (vi) the lease of NRG New Roads Holding LLC relating to the warehouse facilities for turbine storage located at Tidewater Warehouses, Bay 3, 814 Childs Avenue, Hampton, VA) in which a security interest cannot be perfected by the filing of a financing statement under the UCC of the relevant jurisdiction or, in the case of Equity Interests, either the filing of a financing statement under the UCC of the relevant jurisdiction or the possession of certificates representing such Equity Interests; provided that such property or assets shall not have a fair market value at any time exceeding $2,000,000 (or, if such property or asset is a Deposit Account or Securities Account, $250,000) individually or $20,000,000 in the aggregate and, to the extent that the fair market value of any such property or asset shall exceed $2,000,000 (or, if such property or asset is a Deposit Account or Securities Account, $250,000) individually, such property or asset shall cease to be an Excluded Perfection Asset and, to the extent that the fair market value of such property or assets shall exceed $20,000,000 in the aggregate at any time, such property or assets shall cease to be Excluded Perfection Assets to the extent of such excess fair market value.

                  "Excluded Project Subsidiaries" shall mean, at any time, (a) any Subsidiary existing as of the Closing Date that is an obligor with respect to Existing Non-Recourse Indebtedness outstanding at such time and (b) any Subsidiary that is set forth on Schedule 1.01(b) as of the Closing Date (so long as such Subsidiary does not become (and remain for a period of 365 days or more) a Guarantor after the Closing Date) or any Subsidiary that becomes a Subsidiary after the Closing Date that is an obligor with respect to Additional Non-Recourse Indebtedness outstanding at such time, in each case if and for so long as the grant of a security interest in the property or assets of such Subsidiary or the pledge of the Equity Interests of such Subsidiary, in each case in favor of the Collateral Trustee for the benefit of the Secured Parties, shall constitute or result in a breach, termination or default under the agreement or instrument governing the applicable Non-Recourse Indebtedness; provided that such Subsidiary shall be an Excluded Project Subsidiary only to the extent that and for so long as the requirements and consequences above shall exist; provided further that none of NRG Mid-Atlantic, NRG Northeast or NRG South Central or any of their respective subsidiaries (other than NRG Sterlington Power LLC, Bayou Cove Peaking Power LLC and Big Cajun I Peaking Power LLC for so long as such entities shall constitute Excluded Project Subsidiaries) may at any time be an Excluded Project Subsidiary. The Excluded Project Subsidiaries on the Closing Date are set forth on Schedule 1.01(b).

                  "Excluded Project Subsidiary Stock" shall mean the Equity Interests in any Excluded Project Subsidiary.

                  "Existing Non-Recourse Indebtedness" shall mean secured indebtedness for borrowed money outstanding as of the Closing Date of a Subsidiary (or of Cadillac Renewable Energy LLC) existing as of the Closing Date and any refinancing indebtedness in respect of such indebtedness that is permitted by each of the Secured Debt Documents that was incurred to finance the development, construction or acquisition of or by, or repairs, improvements or additions to, fixed or capital assets of such Subsidiary (including power generation facilities); provided that, except as set forth on Schedule 1.01(c) to the Credit Agreement, (a) such indebtedness is without recourse to the Company or any other Subsidiary or to any property or assets of the Company or any other Subsidiary (other than, in each such case, another Subsidiary (x) which is the direct parent or a direct or indirect Subsidiary of the Subsidiary that incurred or issued such indebtedness (other than any such indebtedness constituting a guarantee) or (y) that is a Subsidiary that itself has Non-Recourse Indebtedness (as defined in the Credit Agreement) (other than any such indebtedness constituting a guarantee) or is the direct parent or a direct or indirect Subsidiary of a Subsidiary that itself has Non-Recourse Indebtedness (as defined in the Credit Agreement) (other than any such indebtedness constituting a guarantee)), (b) neither the Company nor any other Subsidiary (other than another Subsidiary (x) which is the direct parent or a direct or indirect Subsidiary of the Subsidiary that incurred or issued such indebtedness (other than any such indebtedness constituting a guarantee) or (y) that is a Subsidiary that itself has Non-Recourse Indebtedness (as defined in the Credit Agreement) (other than any such indebtedness constituting a guarantee) or is the direct parent or a direct or indirect Subsidiary of a Subsidiary that itself has Non-Recourse Indebtedness (as defined in the Credit Agreement) (other than any such indebtedness constituting a guarantee)) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness) or is directly or indirectly liable as a guarantor or otherwise in respect of such indebtedness or in respect of the business or operations of the applicable Subsidiary that is the obligor on such indebtedness or any of its subsidiaries (other than (i) any such credit support or liability consisting of reimbursement obligations in respect of letters of credit issued under, and subject to the terms of, the Credit Agreement to support obligations of such applicable subsidiary and (ii) any investments in such applicable subsidiary made in accordance with each of the Secured Debt Documents), (c) neither the Company nor any other Subsidiary or Affiliate of any thereof constitutes the lender of such indebtedness,
         (d) no default with respect to such Indebtedness (including any rights that the holders of such Indebtedness may have to take enforcement action against a Subsidiary that is not a Credit Agreement Guarantor) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any Credit Agreement Guarantor (other than indebtedness permitted pursuant to Section 6.01(a), (b) or (f) of the Credit Agreement) to declare a default on such other indebtedness or cause the payment of the indebtedness to be accelerated or payable prior to its stated maturity and (e) the Liens securing such indebtedness shall exist only on (i) the property and assets of any Subsidiary that is not a Credit Agreement Guarantor and (ii) the Equity Interests in any Subsidiary that is not a Credit Agreement Guarantor (and shall not apply to any other property or assets of the Company or any other Subsidiary that is a Credit Agreement Guarantor), except, in the case of each of clauses (a) and (b) for (x) agreements of the Company or any other Subsidiary to provide corporate or management services or operation and maintenance services to such Subsidiary, (y) guarantees of the Company or any other Subsidiary with respect to debt service reserves established with respect to such Subsidiary to the extent that such guarantee shall result in the immediate payment of funds, pursuant to dividends or otherwise, in the amount of such guarantee to the Company or such other Subsidiary and (z) contingent obligations of the Company or any other Subsidiary to make capital contributions to such Subsidiary, in the case of each of clauses (x),
         (y) and (z), which are otherwise permitted under each of the Secured Debt Documents.

                  "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

                  "Future Debt Borrower Obligations" shall mean the Borrower Obligations of the applicable Borrower under, and in respect of, the applicable Secured Debt Documents governing such future Series of Guaranteed Secured Debt.

                  "Future Debt Guarantors" shall mean the collective reference to each Subsidiary that is or becomes a party hereto as provided herein, except to the extent that any such Subsidiary is not required to guarantee the Future Debt Borrower Obligations under such future Series of Guaranteed Secured Debt pursuant to the terms of the Secured Debt Documents that govern such Series of Guaranteed Secured Debt.

                  "Good Utility Practices" shall mean any of those practices, methods, standards and acts (including the practices, methods, standards and acts engaged in or approved by a significant portion of the electric power generation industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should have reasonably been expected to have been known at the time a decision was made, could have reasonably been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices, methods, standards and acts conform in all material respects to applicable law, permits and other governmental approvals.

                  "Governmental Authority" shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Grantors" shall mean (i) in the case of the Secured Obligations under, or in respect of, the Credit Agreement, any Specified Hedging Agreement permitted thereunder and the other Secured Debt Documents relating thereto, the Company and the Credit Agreement Guarantors, (ii) in the case of the Secured Obligations under, or in respect of, the Indenture and the Notes and the other Secured Debt Documents relating thereto, the Company and the Note Guarantors and
         (iii) in the case of the Secured Obligations under, or in respect of, the Secured Debt Documents governing any future Series of Guaranteed Secured Debt, the Company and the applicable Future Debt Guarantors.

                  "Guaranteed Secured Debt Representative" shall mean each Secured Debt Representative with respect to each Series of Guaranteed Secured Debt.

                  "Guaranteed Secured Parties" shall mean any Secured Party who is holding a Secured Obligation with respect to a Series of Guaranteed Secured Debt (including any Guaranteed Secured Debt Representative and the Collateral Trustee), at any time.

                  "Guarantor Obligations" shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Secured Debt Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Secured Debt Document).

                  "Guarantors" shall mean, as applicable, the Future Debt Guarantors, the Note Guarantors, the Revolving Loan Guarantors and the Term Loan Guarantors.

                  "Immaterial Subsidiary" shall mean, at any time, any Subsidiary that is designated by the Company as an "Immaterial Subsidiary" if and for so long as such Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of the Company's consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and
         (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of the Company's consolidated revenues and operating income, respectively; provided that such Subsidiary shall be an Immaterial Subsidiary only to the extent and for so long as all of the above requirements are satisfied. The Immaterial Subsidiaries on the Closing Date are set forth on Schedule 1.1(c).

                  "Indenture" shall have the meaning assigned to such term in the preamble.

                  "Intellectual Property" shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note" shall mean any promissory note evidencing loans made by any Grantor to the Company or any of the Subsidiaries.

                  "Insurance" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (ii) any key man life insurance policies.

                  "Investment Property" shall mean the collective reference to
         (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Foreign Subsidiary Voting Stock and any Excluded Project Subsidiary Stock, in each case excluded from the definition of "Pledged Equity Interests") including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities and (iii) whether or not otherwise constituting "investment property", all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

                  "Issuers" shall mean the collective reference to each issuer of a Pledged Security.

                  "Lenders" shall have the meaning assigned to such term in the preamble.

                  "Licensed Intellectual Property" shall have the meaning assigned to such term in Section 4.11.

                  "Material Adverse Effect" shall mean a material adverse change in or material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Secured Debt Documents or the rights and remedies of the Collateral Trustee or any of the other Secured Parties thereunder.

                  "Material Contract" shall mean any agreement, contract or license or other arrangement (other than an agreement, contract or arrangement representing indebtedness for borrowed money) to which any Grantor is a party that is material to the Grantors and their subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  "Material Intellectual Property" shall have the meaning assigned to such term in Section 4.11.

                  "Neo Companies" shall mean NEO Hackensack, LLC and NEO Prima Deshecha LLC.

                  "New York UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Non-Assignable Contract" shall mean any Contract that by its terms purports to restrict or prevent the assignment thereof or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise, irrespective of whether such prohibition or restriction is enforceable under Sections 9-407 through 409 of the New York UCC).

                  "Note Borrower Obligations" shall mean the Borrower Obligations of the Company under, or in respect of, the Notes and the Indenture, any Specified Hedging Agreements permitted thereunder and each other Secured Debt Document relating thereto or in respect thereof.

                  "Note Guarantors" shall mean the collective reference to each Subsidiary (other than the Immaterial Subsidiaries and the Excluded Neo Companies) that is or becomes a party hereto as provided herein.

                  "Notes" shall have the meaning assigned to such term in the recitals.

                  "NRG Mid-Atlantic" shall mean NRG Mid-Atlantic Generating LLC, a Delaware limited liability company that is a wholly owned Subsidiary.

                  "NRG Northeast" shall mean NRG Northeast Generating LLC, a Delaware limited liability company that is a wholly owned Subsidiary.

                  "NRG Power Marketing" shall have the meaning assigned to such term in the preamble.

                  "NRG South Central" shall mean NRG South Central Generating LLC, a Delaware limited liability company that is a wholly owned Subsidiary.

                  "Owned Intellectual Property" shall have the meaning assigned to such term in Section 4.11.

                  "Patent License" shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 4.11 (as such schedule may be amended or supplemented from time to time).

                  "Patents" shall mean (i) all letters patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing listed in Schedule 4.11 (as such schedule may be amended or supplemented from time to time), (ii) all applications for letters patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, including any of the foregoing listed in Schedule 4.11 (as such schedule may be amended or supplemented from time to time), (iii) all rights to, and to obtain, any reissues or extensions of the foregoing and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

                  "person" shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.

                  "Plans" shall have the meaning assigned to such term in the Credit Agreement.

                  "Pledged Accounts" shall have the meaning assigned to such term in Section 5.13.

                  "Pledged Alternative Equity Interests" shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Pledged Trust Interests.

                  "Pledged Commodity Contracts" shall mean all commodity contracts listed on Schedule 4.8(c) (as such schedule may be amended or supplemented from time to time) and all other commodity contracts to which any Grantor is party from time to time.

                  "Pledged Debt Securities" shall mean all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on Schedule 4.8(b) (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                  "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

                  "Pledged LLC Interests" shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company (other than those interests described in clauses (iii), (v), (vi), (vii), (viii) and (ix) of the definition of "Excluded Assets"), including all limited liability company interests listed on Schedule 4.8(a) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

                  "Pledged NEO Notes" shall mean the promissory notes listed under subsection VI of Schedule 4.8(a) hereto as in effect on the date hereof.

                  "Pledged Notes" shall mean all promissory notes now owned or hereafter acquired by any Grantor including those listed on Schedule 4.8(b) (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Grantor (other than promissory notes in an aggregate principal amount not to exceed $250,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Partnership Interests" shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership (other than those interests described in clauses (iii), (v), (vi), (vii), (viii) and (ix) of the definition of "Excluded Assets"), including all partnership interests listed on Schedule 4.8(a) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

                  "Pledged Securities" shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

                  "Pledged Security Entitlements" shall mean all security entitlements with respect to the financial assets listed on Schedule 4.8(c) (as such schedule may be amended or supplemented from time to time) and all other security entitlements of any Grantor.

                  "Pledged Stock" shall mean all shares of capital stock now owned or hereafter acquired by any Grantor (other than those shares of capital stock described in clauses (iii), (v), (vi), (vii), (viii) and
         (ix) of the definition of "Excluded Assets"), including all shares of capital stock listed on Schedule 4.8(a) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 66% of the total outstanding Excluded Foreign Subsidiary Voting Stock or any Excluded Project Subsidiary Stock be required to be pledged hereunder.

                  "Pledged Trust Interests" shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust (other than those interests described in clauses (iii), (v), (vi), (vii), (viii) and (ix) of the definition of "Excluded Assets"), including all trust interests listed on Schedule 4.8(a) under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

                  "Proceeds" shall mean all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Recapitalization" shall have the meaning assigned to such term in the Credit Agreement.

                  "Receivable" shall mean all Accounts and any other any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

                  "Requirement of Law" shall mean as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject, or which pertains to or governs the legality, validity, perfection, performance or enforcement of the Secured Debt Documents or the Liens thereunder.

                  "Revolving Loan Borrower Obligations" shall mean the Borrower Obligations of the Credit Agreement Borrowers under, or in respect of, the Credit Agreement, any Specified Hedging Agreements permitted thereunder and each other Secured Debt Document relating thereto, including in respect of the Revolving Loans, Revolving Credit Commitments and Revolving Letters of Credit (each as defined in the Credit Agreement).

                  "Revolving Loan Guarantors" shall mean the collective reference to each Subsidiary (other than NRG Power Marketing) that is or becomes a party hereto as provided herein.

                  "Secured Obligations" shall mean (i) in the case of any Borrower, the applicable Borrower Obligations and (ii) in the case of each Guarantor, the applicable Borrower Obligations and its Guarantor Obligations.

                  "Secured Parties" shall mean any person who is holding a Secured Obligation (including any Secured Debt Representative and the Collateral Trustee) at any time.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Series of Guaranteed Secured Debt" shall mean each Series of Secured Debt that pursuant to the terms of the Secured Debt Documents governing such Series of Secured Debt is guaranteed by the Guarantors pursuant to Section 2 hereof and shall include, in the case of the Credit Agreement and any other Credit Facility the Indebtedness under which constitutes Priority Lien Debt, any obligations in respect of Specified Hedging Agreements that are permitted by the terms of the Priority Lien Documents relating to the Credit Agreement or such other Credit Facilities to be secured equally and ratably with the Priority Lien Obligations thereunder.

                  "Specified Hedging Agreement" shall have the meaning assigned to such term in the Credit Agreement.

                  "Subsidiary" shall mean any subsidiary of the Company.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Term Loan Borrower Obligations" shall mean the Borrower Obligations of the Company under, or in respect of, the Credit Agreement, and Specified Hedging Agreements permitted thereunder and each other Secured Debt Document relating thereto, including in respect of the Term Loans, Credit-Linked Deposits, Term Loan Commitments and Funded Letters of Credit (each as defined in the Credit Agreement).

                  "Term Loan Guarantors" shall mean the collective reference to each Subsidiary that is or becomes a party hereto as provided herein.

                  "Trademark License" shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing listed in
         Schedule 4.11 (as such schedule may be amended or supplemented from time to time).

                  "Trademarks" shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 4.11 (as such schedule may be amended or supplemented from time to time), (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business symbolized by the foregoing, (iv) other source or business identifiers, designs and general intangibles of a like nature and (v) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

                  "Trade Secret License" shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret, including any of the foregoing listed in Schedule 4.11 (as such schedule may be amended or supplemented from time to time).

                  "Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a "Trade Secret"), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or describing such Trade Secret, the right to sue for past, present and future infringements of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

                  "Trustee" shall have the meaning assigned to such term in the preamble.

                  1.2. Other Definitional Provisions. (a)The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

                  (d) The words "include", "includes" and "including", and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase "without limitation".

                  (e) All references to the Lenders herein shall, where appropriate, include any Lender, the Administrative Agent, the Collateral Agent, any Arranger or the Syndication Agent or, in each case, any Affiliate thereof that is party to a Specified Hedging Agreement.

                              SECTION 2. GUARANTEE

                  2.1.     Guarantee.

                  (a) Each of the Revolving Loan Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties identified (and defined in) in the Credit Agreement and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Credit Agreement Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Revolving Loan Borrower Obligations. Each of the Term Loan Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties identified (and defined in) in the Credit Agreement and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Term Loan Borrower Obligations. Each of the Note Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Trustee, for the ratable benefit of each holder of Notes (and the Trustee) and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Note Borrower Obligations. Each of the Future Debt Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the applicable future Guaranteed Secured Debt Representative, for the ratable benefit of the holders of the applicable obligations (and the applicable future Guaranteed Secured Debt Representatives) thereunder and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the applicable Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the applicable Future Debt Borrower Obligations. Notwithstanding anything to the contrary contained herein, the guarantee by any of the Neo Companies of the Revolving Loan Borrower Obligations and the Term Loan Borrower Obligations and, if applicable, any Future Debt Borrower Obligations shall be limited to the extent that such guarantee does not constitute or result in a breach, termination or default under any agreement or instrument governing the applicable Existing Non-Recourse Indebtedness of such Neo Company (as such agreement or instrument is in effect on the date hereof).

                  (b) If and to the extent required in order for the Guarantor Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this
Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement and (iii) the limitation set forth in this
Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other person entitled, under such laws, to enforce the provisions thereof.

                  (c) Each Guarantor agrees that the applicable Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full in cash (other than indemnification and other contingent obligations not then due and payable), no letter of credit shall be outstanding and all commitments to extend credit under any Secured Debt Documents shall have been terminated or expired, notwithstanding that from time to time during the term of the Secured Debt Documents any Borrower may be free from any or all of its Borrower Obligations.

                  (e) No payment made by any applicable Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from any applicable Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full (other than indemnification and other contingent obligations not then due and payable), no letter of credit shall be outstanding and all commitments to extend credit under any Secured Debt Documents shall have been terminated or expired.

                  2.2. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Secured Obligations by any Grantor or is received or collected on account of the Secured Obligations from any Grantor or its property:

                  (a) If such payment is made by the applicable Borrower or from its respective property, then, if and to the extent such payment is made on account of Secured Obligations arising from or relating to a loan or other extension of credit made to such Borrower or a letter of credit issued for the account of such Borrower, such Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Grantor or its property; and

                  (b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Secured Obligations (other than indemnification and other contingent obligations not then due and payable), (i) to demand and enforce reimbursement for the full amount of such payment from the applicable Borrower and (ii) to demand and enforce contribution in respect of such payment from each other applicable Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each applicable Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all applicable Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

                  (c) If and whenever (after payment in full of the Secured Obligations (other than indemnification and other contingent obligations not then due and payable) and delivery of notification thereof to the Collateral Trustee in accordance with Article 4 of the Collateral Trust Agreement) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) or 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Secured Obligations (other than indemnification and other contingent obligations not then due and payable), to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this
Section 2.2) to any security interest that may then be held by the Collateral Trustee upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Collateral Trustee or any other Secured Party, and neither the Collateral Trustee nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full in cash of the Secured Obligations and, if applicable, the termination of all commitments to extend credit thereunder, the discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding letters of credit issued thereunder and the return of any Credit-Linked Deposit (or similar deposit) made thereunder) the Collateral Trustee shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Collateral Trustee transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Collateral Trustee then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Collateral Trustee (provided that such Grantors shall prepare and deliver the initial draft of such instrument to the Collateral Trustee).

                  (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Secured Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full in cash of all of the Secured Obligations (other than indemnification and other contingent obligations not then due and payable) and, if applicable, the termination of all commitments to extend credit thereunder, the discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding letters of credit issued thereunder and the return of any Credit-Linked Deposit (or similar deposit) made thereunder. Until payment in full in cash of the Secured Obligations and, if applicable, the termination of all commitments to extend credit thereunder, the discharge or cash collateralization (at 100% of the aggregate undrawn amount) of all outstanding letters of credit issued thereunder and the return of any Credit-Linked Deposit (or similar deposit) made thereunder, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the applicable Guaranteed Secured Debt Representative, for application to the payment of the Secured Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Guaranteed Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Collateral Trustee, in the exact form received and, if necessary, duly endorsed.

                  (e) The obligations of the Grantors under the Secured Debt Documents, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this
Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by the Collateral Trustee or any other Secured Party against any Grantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

                  (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Collateral Trustee nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

                  2.3. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Guaranteed Secured Debt Representative or any other Guaranteed Secured Party may be rescinded by such Guaranteed Secured Debt Representative or such other Guaranteed Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Secured Debt Representative or any other Guaranteed Secured Party, and the other Secured Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the requisite parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Guaranteed Secured Debt Representative or any other Guaranteed Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

                  2.4. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Guaranteed Secured Debt Representative or any other Guaranteed Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the applicable Borrower and any of the Guarantors, on the one hand, and the Guaranteed Secured Debt Representative and the other Guaranteed Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the applicable Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of any Secured Debt Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Secured Debt Representative or any other Guaranteed Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the applicable Borrower or any other person against any Guaranteed Secured Debt Representative or any other Guaranteed Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the applicable Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Secured Debt Representative or any other Guaranteed Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the applicable Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the applicable Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the applicable Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Secured Debt Representative or any other Guaranteed Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.5.     Reinstatement. The guarantee contained in this
Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Secured Debt Representative or any other Guaranteed Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the applicable Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the applicable Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to each Guaranteed Secured Debt Representative without set-off or counterclaim in dollars in immediately available funds at the office of such Guaranteed Secured Debt Representative specified in the applicable Secured Debt Documents as the office for payments thereunder.

                     SECTION 3. GRANT OF SECURITY INTEREST;
                      CONTINUING LIABILITY UNDER COLLATERAL

                  (a) Each Grantor hereby (i) assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, for the ratable benefit of the Priority Lien Secured Parties, a lien on and, except as set forth in Section 4.2 or 4.3, a first priority security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Priority Lien Obligations and (ii) assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, for the ratable benefit of the Parity Lien Secured Parties, a lien on and, except as set forth in Section 4.2 or 4.3, a second priority security interest in all of the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Parity Lien
Obligations:

                           (i)      all Accounts;

                           (ii)     all Chattel Paper;

                           (iii) all Collateral Accounts and all Collateral Account Funds;

                           (iv) all Commercial Tort Claims from time to time specifically described on Schedule 4.13;

                           (v)      all Contracts;

                           (vi)     all Deposit Accounts;

                           (vii)    all Documents;

                           (viii)   all Equipment;

                           (ix)     all Fixtures;

                           (x)      all General Intangibles;

                           (xi)     all Goods;

                           (xii)    all Instruments;

                           (xiii)   all Insurance;

                           (xiv)    all Intellectual Property;

                           (xv)     all Inventory;

                           (xvi)    all Investment Property;

                           (xvii) all Letters of Credit and Letter of Credit Rights;

                           (xviii)  all Money;

                           (xix)    all Securities Accounts;

                           (xx) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                           (xxi) to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds and products accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset. The Grantor and the Collateral Trustee hereby acknowledge and agree that the security interest created hereby in the Collateral is not, in and of itself, to be construed as a grant of a fee interest in (as opposed to a security interest in) any Copyright, Trademark, Patent, Copyright License, Patent License, Trademark License, Trade Secret or Trade Secret License.

                  This Agreement, and the security interests and Liens granted and created herein, secures the payment and performance of all Secured Obligations now or hereafter in effect, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the Indebtedness thereunder and reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, penalties, indemnifications, expenses or otherwise, and including all amounts that constitute part of the Secured Obligations and would be owed by any Grantor but for the fact that they are unenforceable or not allowed due to a pending Bankruptcy Case or Insolvency

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

Proceeding. Without limiting the generality of the foregoing, it is the intent of the parties that (i) the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations and
(ii) this Agreement creates two separate and distinct Liens: the first priority Lien securing the payment and performance of the Priority Lien Obligations and the second priority Lien securing the payment and performance of the Parity Lien Obligations, in each case as may be more particularly set forth in the Collateral Trust Agreement. For purposes of perfecting the security interests hereunder, all property in the possession or control of the Collateral Trustee will be held by the Collateral Trustee both as agent for the benefit of the Priority Lien Secured Parties and as agent for the benefit of the Parity Lien Secured Parties, subject to the terms of the Collateral Trust Agreement.

                  (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Trustee nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts, or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the applicable Secured Parties to enter into the Secured Debt Documents and to induce the applicable Secured Parties to make their respective extensions of credit to the applicable Grantor or Grantors thereunder, each Grantor hereby represents and warrants to the Collateral Trustee and each other applicable Secured Party that:

                  4.1. Representations in Secured Debt Documents. In the case of each Grantor, the representations and warranties set forth in each credit agreement and indenture constituting a Secured Debt Document as they relate to such Grantor or to the Secured Debt Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Collateral Trustee and the other Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein (to the extent that such Secured Parties are parties to or have the benefit of the Secured Debt Document in which such representatives and warranties are contained); provided that each reference in each such representation and warranty to a person's knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Grantor's knowledge.

                  4.2. Title; No Other Liens. Such Grantor owns each item of the Collateral in which it purports to grant a Lien hereunder free and clear of any and all Liens or claims, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Liens expressly permitted to exist on the Collateral by each of the Secured Debt Documents. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by each of the Secured Debt Documents.

                  4.3. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4.3(a) (all of which, in the case of all filings and other documents listed on such schedule, have been delivered to the Collateral Trustee in duly completed and duly executed form, as applicable, and may be filed by or on behalf of the Collateral Trustee at any time) and payment of all filing fees, will constitute valid, fully-perfected security interests in all of the Collateral (other than the Excluded Perfection Assets) in favor of the Collateral Trustee, for the benefit of the Secured Parties, as collateral security for such Grantor's Secured Obligations, enforceable in accordance with the terms hereof and of the Collateral Trust Agreement, (b) are, to the extent that such Liens have been granted to the Collateral Trustee for the benefit of the Priority Lien Secured Parties, prior to all other Liens on the Collateral except for Liens expressly permitted by each of the Secured Debt Documents and
(c) are, to the extent that such Liens have been granted to the Collateral Trustee for the benefit of the Parity Lien Secured Parties, prior to all other Liens on the Collateral except for the prior Liens for the benefit of the Priority Lien Secured Parties and for Liens expressly permitted by each of the Secured Debt Documents. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including those specified in Section 5.2, to: (i) establish the Collateral Trustee's "control" (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts, (ii) establish the Collateral Trustee's "control" (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts, (iii) establish the Collateral Trustee's "control" (within the meaning of Section 9-107 of the New York UCC) over all Letter of Credit Rights, (iv) establish the Collateral Trustee's control (within the meaning of Section 9-105 of the New York UCC) over all Electronic Chattel Paper and (v) establish the Collateral Agent's "control" (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction (the "UETA")) over all "transferable records" (as defined in UETA).

                  4.4. Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor's exact legal name (as indicated on the public record of such Grantor's jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business are specified on
Schedule 4.4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other

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

jurisdiction. Except as specified on Schedule 4.4, (i) no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business within the past five years, (ii) no such Grantor has within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another person which has not heretofore been terminated and (iii) no such Grantor has changed its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past two years.

                  4.5. Inventory and Equipment. (a) On the date hereof, the Inventory and the Equipment (other than mobile goods) that is included in the Collateral are kept at the locations listed on Schedule 4.5(a). Within the two years preceding execution of this agreement, such Grantor has not changed the location of a material portion of its Equipment and Inventory that is included in the Collateral except as otherwise disclosed on Schedule 4.5(a).

                  (b) None of the Inventory or Equipment that is included in the Collateral having a book value (net of depreciation) in excess of $250,000 is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or, except as set forth on
Schedule 4.5(b), is otherwise in the possession of any bailee or warehouseman.

                  4.6. Condition and Maintenance of Equipment. The Equipment of such Grantor that is included in the Collateral is in good repair, working order and condition, reasonable wear and tear excepted. Each Grantor shall cause its Equipment that is included in the Collateral to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of such Grantor's business in its prudent business judgment.

                  4.7. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.8. Investment Property. (a) Schedule 4.8(a) (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock," "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 4.8(b) (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt Securities" or "Pledged Notes" all of the Pledged Debt Securities and Pledged Notes (if any) owned by any Grantor and each of such Pledged Debt Securities and Pledged Notes (if any) has been duly authorized, authenticated or issued and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Schedule 4.8(c) (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts," "Commodities Accounts," and "Deposit Accounts" respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest that are included in the Collateral. Each Grantor is the sole entitlement holder or customer of each such account set forth opposite its name on such schedule, and such Grantor has not consented to, and is not otherwise aware of, any person (other than the Collateral Trustee pursuant hereto) having "control" (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto, except for any such account that constitutes an Excluded Asset.

                  (b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (c) The Pledged Equity Interests have been duly and validly issued and all the shares of the Pledged Stock are fully paid and nonassessable.

                  (d) As of the Closing Date, the terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests do not provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the "issuer's jurisdiction" of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).

                  (e) There shall be no certificated Pledged LLC Interests or Pledged Partnership Interests which expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the "issuer's jurisdiction" of each Issuer thereof, except if such certificate has been delivered to the Collateral Trustee pursuant to the terms hereof.

                  (f) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens expressly permitted to exist thereon by each of the Secured Debt Documents, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

                  (g) Each Issuer that is not a Grantor hereunder has executed and delivered to the Collateral Trustee an Acknowledgment and Consent, in substantially the form of Exhibit C, to the pledge of the Pledged Securities pursuant to this Agreement.

                  4.9. Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Trustee or constitutes

Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Trustee.

                  (b) None of the obligors (other than "independent system operators") on any Receivable that is included in the Collateral in excess of $500,000 individually or $1,000,000 in the aggregate is a Governmental Authority.

                  (c)      Each Receivable that is included in the Collateral
(i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law,
(iii) is not and will not be subject to any defenses or taxes and (iv) is and will be in compliance with all applicable laws and regulations.

                  4.10.    Contracts.

                  (a) Schedule 4.10(a) (as such schedule may be amended or supplemented form time to time) sets forth all of the Material Contracts in which such Grantor has any right or interest.

                  (b) Except as set forth on Schedule 4.10(b), no Material Contract prohibits assignment or encumbrance by such Grantor or requires or purports to require consent of, or notice to, any party (other than such Grantor) to any Material Contract in connection with the execution, delivery and performance of this Agreement, including the exercise of remedies by the Collateral Trustee with respect to such Material Contract, except for such consents that have been obtained and such notices that have been given.

                  (c) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the best of such Grantor's knowledge) each other party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, rights of recoupment or claims.

                  (e) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof.

                  (f) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses or claims.

                  (g) Such Grantor has delivered to the Collateral Trustee a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.

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

                  (h) No amount payable to such Grantor under or in connection with any Contract which has a value in excess of $500,000 individually or $1,000,000 in the aggregate is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Trustee or constitutes Electronic Chattel Paper that is not under the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Trustee.

                  (i) None of the parties to any Contract (other than "independent system operators") which has a value in excess of $500,000 individually or $1,000,000 in the aggregate is a Governmental Authority.

                  4.11. Intellectual Property. (a) Schedule 4.11(a) lists all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property forming part of the Core Collateral, in each case which is owned by such Grantor in its own name on the date hereof (collectively, the "Owned Intellectual Property"). Except as set forth in Schedule 4.11, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all Owned Intellectual Property and is otherwise entitled to use, and grant to others the right to use, all Owned Intellectual Property, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below. Such Grantor has a valid and enforceable right to use all Intellectual Property which it uses in its business, but does not own (collectively, the "Licensed Intellectual Property").

                  (b) On the date hereof, all Owned Intellectual Property and, to such Grantor's knowledge, all Licensed Intellectual Property, in each case, which is material to such Grantor's business (collectively, and subject to the foregoing knowledge qualifier in the case of Licensed Intellectual Property, the "Material Intellectual Property"), is valid, subsisting, unexpired and enforceable, has not been abandoned. Neither the operation of such Grantor's business as currently conducted or as contemplated to be conducted nor the use of the Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the intellectual property rights of any other person, in each case, which conflict, infringement, misappropriation, dilution, misuse or violation could reasonably be expected to have a Material Adverse Effect, and no claim has been so asserted by any other person.

                  (c) Except as set forth in Schedule 4.11(c), on the date hereof (i) none of the Material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any Material Intellectual Property.

                  (d) To such Grantor's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator in the United States or outside the United States which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Material Intellectual Property. Such Grantor is not aware of any uses of any item of Material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

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

                  (e) No action or proceeding is pending, or, to such Grantor's knowledge, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any other person, (iii) alleging that any Material Intellectual Property is being licensed, sublicensed or used in violation of any intellectual property or any other right of any other person or (iv) which, if adversely determined, would have a material adverse effect on the value of any Material Intellectual Property. To such Grantor's knowledge, no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Material Intellectual Property or upon the rights of such Grantor therein. Except as set forth in Schedule 4.11(e), such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Material Intellectual Property. The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) will not result in the termination or impairment of any of the Material Intellectual Property.

                  (f) With respect to each Copyright License, Trademark License, Trade Secret Licenses and Patent License which relates to Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other person any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

                  (g) Except as set forth in Schedule 4.11, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of registered owned Intellectual Property that is material to its business in full force and effect and to protect and maintain its interest therein. Such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright that is material to its business included in the Intellectual Property.

                  (h) (i) None of the Trade Secrets of such Grantor that are material to its business has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and
(iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.

                  (i) Such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Intellectual Property and has taken all steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.

                  4.12. Letters of Credit and Letter of Credit Rights. No Grantor is a beneficiary or assignee under any Letter of Credit other than the Letters of Credit described on Schedule 4.12 (as such schedule may be amended or supplemented from time to time). With respect to any Letters of Credit that are by their terms transferable, each Grantor has caused (or, in the case of the Letters of Credit that are specified on Schedule 4.12 on the date hereof, will use commercially reasonable efforts to cause) all issuers and nominated persons under Letters of Credit in which the Grantor is the beneficiary or assignee to consent to the assignment of such Letter of Credit to the Collateral Trustee and has agreed that upon the occurrence of a Secured Debt Default it shall cause all payments thereunder to be made to the Collateral Account. With respect to any Letters of Credit that are not transferable, each Grantor shall obtain (or, in the case of the Letters of Credit that are specified on Schedule 4.12 on the date hereof, use commercially reasonable efforts to obtain) the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the released Letter of Credit to the Collateral Trustee in accordance with Section 5-114(c) of the New York UCC.

                  4.13. Commercial Tort Claims. No Grantor has any Commercial Tort Claims as of the date hereof individually or in the aggregate in excess of $500,000 and, except as specifically described on Schedule 4.13 (as such schedule may be amended or supplemented from time to time), no Grantor has any Commercial Tort Claims after the date hereof individually or in the aggregate in excess of $500,000.

                              SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the Collateral Trustee and the other Secured Parties that, from and after the date of this Agreement, until the Secured Obligations (other than Secured Obligations in respect of any Specified Hedging Agreement and indemnification and other contingent obligations not then due and payable) shall have been paid in full in cash, no letter of credit issued under any Secured Debt Document shall be outstanding, any Credit-Linked Deposits (or similar deposits) shall have been returned and all commitments to extend credit under all Secured Debt Documents shall have expired or been terminated:

                  5.1. Covenants in Secured Debt Documents. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Secured Debt Default under any Secured Debt Document is caused by the failure to take such action or to refrain from taking such action by such Grantor.

                  5.2. Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter of Credit Rights. (a) If any of the

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

Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall promptly be delivered to (or, in the case of the Pledged NEO Notes, the Company or such other applicable Grantor shall use commercially reasonable efforts to cause such Pledged NEO Notes to be delivered to) the Collateral Trustee, duly endorsed in a manner reasonably satisfactory to the Collateral Trustee, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.

                  (b) If any of the Collateral is or shall become "Electronic Chattel Paper" such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Trustee as the assignee and is communicated to and maintained by the Collateral Trustee or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Trustee, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

                  (c) If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Collateral Trustee as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Trustee that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Trustee without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C, and such action shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any Grantor.

                  (d) Each Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts (other than any which constitute Excluded Perfection Assets) only with financial institutions that have agreed, pursuant to Control Agreements (Deposit and Securities Accounts), to comply with entitlement orders and instructions issued or originated by the Collateral Trustee without further consent of such Grantor.

                  (e) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Trustee, pursuant to a Control Agreement (Commodity Contracts), that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Trustee without further consent of such Grantor.

                  (f) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Collateral Trustee, under the laws of such

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

jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Trustee.

                  (g) In the case of any transferable Letters of Credit in excess of $250,000 individually or in the aggregate, each Grantor shall use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such Letter of Credit to the Collateral Trustee. In the case of any other Letter-of-Credit Rights in excess of $250,000 individually or in the aggregate each Grantor shall use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related Letter of Credit in accordance with Section 5-114(c) of the New York UCC.

                  (h) Each Grantor agrees (i) to cause (or, in the case of any Pledged LLC Interest that have been issued by an Issuer that is not a Subsidiary, to use commercially reasonable efforts to cause) each Pledged LLC Interest and Pledged Partnership Interest to be represented by a certificate delivered to the Collateral Trustee pursuant to the terms hereof and (ii) to cause (or, in the case of any Pledged LLC Interest that have been issued by an Issuer that is not a Subsidiary, to use commercially reasonable efforts to cause)the terms thereof to expressly provide that each such Pledged LLC Interest and Pledged Partnership Interest is a security governed by Article 8 of the New York UCC, in each case no later than 60 days following the date hereof and for all times thereafter during the term of this Agreement.

                  5.3. Maintenance of Insurance. (a) Such Grantor shall keep its properties that are of an insurable character adequately insured at all times by financially sound and responsible insurers, which, in the case of any insurance on any property with respect to which a mortgage has been granted pursuant to the terms of any Security Documents, are licensed to do business in the States where the applicable property is located; maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, in each case as is customary with companies of a similar size operating in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage; and maintain such other insurance as may be required by law; provided that in any event such Grantor shall maintain, to the extent obtainable on commercially reasonable terms, (i) property and machinery breakage insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property (with the exception of losses from terrorism, earthquake and flood which may be subject to the highest amount commercially and reasonably available), (ii) consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses) in an amount of not less than 12 months gross revenues and (iii) public liability insurance providing limits of $150,000,000 per occurrence and in the aggregate for bodily injury and property damage to third parties resulting from such Grantor's operations; which public liability insurance shall be written to include worldwide risks on a commercial general liability form. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which have an A.M. Best policyholders rating of not less than A- or a Standard & Poor rating of not less than BBB, or, if the relevant insurance is not available from such insurers, such other insurers as the Collateral Trustee may approve in writing, acting reasonably. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days (or, in the case of non-payment of premium, 10 days) after receipt by the Collateral Trustee of written notice thereof, (ii) if reasonably requested by the Collateral Trustee, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Collateral Trustee.

                  (b) The Company shall deliver to the Collateral Trustee on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date,
(ii) upon request of any Secured Debt Representative or the Collateral Trustee from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation of any material coverage or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of material coverage by any Grantor and (v) promptly after such information is available to the Company, full information as to any claim for an amount in excess of $5,000,000 with respect to any property or machinery breakage insurance policy maintained by such Grantor. The Collateral Trustee shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Trustee shall be named as loss payee on all property and machinery breakage insurance policies of each Grantor.

                  (c) Upon the request of any Secured Debt Representative or the Collateral Trustee, the Company shall deliver to such Secured Debt Representative and/or the Collateral Trustee a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Collateral Trustee or any Secured Debt Representative may from time to time reasonably request but, unless a Secured Debt Default shall have occurred and be continuing, not more than once per fiscal year.

                  5.4. Payment of Secured Obligations. Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  5.5. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all persons whomsoever (other than the Secured Parties), subject to the rights of such Grantor under the Secured Debt Documents to dispose of the Collateral and subject to the provisions relating to the release of the Liens in the Secured Debt Documents and the Collateral Trust Agreement.

                  (b) Such Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Trustee may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Collateral Trustee, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Trustee to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement (Deposit and Securities Accounts).

                  5.6. Changes in Location, Name, Jurisdiction of Incorporation, etc. Such Grantor shall not, except upon 15 days' prior written notice to the Collateral Trustee and delivery to the Collateral Trustee of duly authorized and, where required, executed copies of (a) all additional financing statements and other documents reasonably requested by the Collateral Trustee to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4.5 showing any additional location at which Inventory or Equipment (other than mobile goods) with a value in excess of $250,000 shall be kept:

                  (i) permit any of the Inventory or Equipment (other than mobile goods) with a value in excess of $250,000 to be kept at a location other than those listed on Schedule 4.5;

                  (ii) change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

                  (iii) change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Trustee in connection with this Agreement would become misleading.

                  5.7. Notices. Such Grantor shall advise the Collateral Trustee promptly, in reasonable detail, of:

                  (a) any Lien (other than any Lien expressly permitted under the Secured Debt Documents) on any of the Collateral which would adversely affect the ability of the Collateral Trustee to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

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

                  5.8. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Trustee in the exact form received, duly endorsed by such Grantor to the Collateral Trustee, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Trustee so requests, signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Secured Obligations. Upon the occurrence and during the continuance of a Secured Debt Default, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Trustee to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Trustee, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

                  (b) Without the prior written consent of the Collateral Trustee, such Grantor shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer, except to the extent expressly permitted under the Secured Debt Documents, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the provisions of the Secured Debt Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any other security interests permitted by the Secured Debt Documents, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Trustee to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (v) without the prior written consent of the Collateral Trustee, cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership

Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Trustee's "control" thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Trustee and to the transfer of any Pledged Security to the Collateral Trustee or its nominee following a Secured Debt Default and to the substitution of the Collateral Trustee or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

                  5.9. Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor shall not (i) grant any extension of the time of payment of any Receivable that is included in the Collateral, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable that is included in the Collateral or (v) amend, supplement or modify any Receivable that is included in the Collateral in any manner that could adversely affect the value thereof.

                  (b) Such Grantor shall deliver to the Collateral Trustee a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 7.5% of the aggregate amount of the then outstanding Receivables that are included in the Collateral.

                  (c) Each Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables that are included in the Collateral.

                  (d) Each Grantor shall keep and maintain at its own cost and expense complete records of each Receivable that is included in the Collateral, in a manner consistent with prudent business practice, including records of all payments received, credits granted thereon, advances paid, advances recouped, advances not recouped and all other documentation relating thereto.

                  (e) Each Grantor shall legend, at the request of the Collateral Trustee made at any time after the occurrence of any Secured Debt Default under any Secured Debt Document and in form and manner reasonably satisfactory to the Collateral Trustee, the Receivables that are included in the Collateral and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables that are included in the Collateral with an appropriate reference to the fact that the Receivables that are included in the Collateral have been assigned to the Collateral Trustee for the benefit of the Secured Parties and that the Collateral Trustee has a security interest therein for the benefit of the Secured Parties.

                  (f) No Grantor shall rescind or cancel any indebtedness evidenced by any Receivable that is included in the Collateral or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable that is included in the Collateral or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Collateral Trustee. Each Grantor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables that are included in the Collateral in a manner consistent with Good Utility Practices.

                  (g) Each Grantor shall cause to be collected from the account debtor of each of the Receivables that are included in the Collateral, as and when due in the ordinary course of business consistent with prudent business practice (including Receivables that are delinquent, such Receivables that are included in the Collateral to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable that is included in the Collateral, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Grantor may, with respect to any Receivable that is included in the Collateral, allow in the ordinary course of business such extensions of time to pay amounts due in respect of Receivables that are included in the Collateral and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable under the circumstances, all in accordance with such Grantor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys' fees) of collection, in any case, whether incurred by any Grantor, the Collateral Trustee or any other Secured Party, shall be paid by the Grantors.

                  5.10. Contracts. (a) Such Grantor shall perform and comply in all material respects with all its obligations under the Contracts.

                  (b) Such Grantor shall not amend, modify, terminate, waive or fail to enforce any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of the Collateral or otherwise have a Material Adverse Effect.

                  (c) Such Grantor shall exercise promptly and diligently each and every material right which it may have under each Material Contract (other than any right of termination).

                  (d) Such Grantor shall deliver to the Collateral Trustee a copy of each material demand, notice or document received by it relating in any way to any Material Contract and shall also deliver to the Collateral Trustee a copy of all new Material Contracts entered into after the date hereof.

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

                  (e) With respect to any Non-Assignable Contract that is a Material Contract as of the date hereof, each Grantor shall, within thirty days of the date hereof, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to the Collateral Trustee for the benefit of the Secured Parties and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter. No Grantor shall after the Closing Date enter into any Non-Assignable Contract that is a Material Contract unless, within 30 days, counterparties to such Non-Assignable Contract consent in writing pursuant to the terms of such Non-Assignable Contract to the assignment and granting of a security interest in such Non-Assignable Contract to the Collateral Trustee for the benefit of the Secured Parties.

                  (f) Such Grantor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license or Material Contract, a provision that would prohibit the creation or perfection of, or exercise of remedies in connection with, a Lien on such permit, lease, license or Material Contract in favor of the Collateral Trustee unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

                  5.11. Intellectual Property. (a) Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and
(iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.

                  (c) Such Grantor (either itself or through licensees) (i) shall employ each Copyright material to its business and (ii) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor shall not (either itself or through licensees) knowingly do any act whereby any material portion of such Copyrights may fall into the public domain.

                  (d) Such Grantor (either itself or through licensees) shall not do any act that uses any Material Intellectual Property to infringe, misappropriate or violate the intellectual property rights of any other person.

                  (e) Such Grantor (either itself or through licensees) shall use proper statutory notice in connection with the use of the Material Intellectual Property.

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

                  (f) Such Grantor shall notify the Collateral Trustee promptly if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same in the case of Owned Intellectual Property.

                  (g) Promptly upon such Grantor's acquisition or creation of any invention, trademark or other similar property that is material to the business of such Grantor, apply for registration thereof with the United States Patent and Trademark Office and any other appropriate office. Whenever such Grantor (either by itself or through any agent, employee, licensee or designee) shall file an application for the registration of any Intellectual Property that is material to the business of such Grantor with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Trustee within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Trustee, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Trustee may request to evidence the Secured Parties' security interest in any Patent, Trademark or other Intellectual Property of such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. Notwithstanding the foregoing, such Grantor shall register with the U.S. Copyright Office copyrightable works only (i) if reasonably requested by the Collateral Trustee or (ii) if the Collateral Trustee has been given at least 45 days prior notice and the opportunity to record with the U.S. Copyright Office an instrument evidencing the Collateral Trustee's security interest in such copyrighted works.

                  (h) Such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, subject to the last sentence of the preceding paragraph, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property material to its business, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

                  (i) Such Grantor (either itself or through licensees) shall not, without the prior written consent of the Collateral Trustee, discontinue use of or otherwise abandon any of its Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Collateral Trustee in accordance herewith.

                  (j) In the event that any Owned Intellectual Property material to its business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Trustee after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  (k) Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the "After-Acquired Intellectual Property"), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Collateral Trustee in accordance herewith and (iv) it shall provide the Collateral Trustee promptly (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 4.11 and take the actions specified in Section 5.11(m).

                  (l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit D in order to record the security interest granted herein to the Collateral Trustee for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority.

                  (m) Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit E in order to record the security interest granted herein to the Collateral Trustee, for the benefit of Secured Parties, with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority.

                  (n) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

                  5.12. Commercial Tort Claims. Such Grantor shall advise the Collateral Trustee promptly of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $100,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Trustee to grant a security interest in such Commercial Tort Claim to the Collateral Trustee for the benefit of the Secured Parties.

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

                  5.13. Deposit and Securities Accounts. (a) On or prior to the Closing Date, each Grantor shall deliver to the Collateral Trustee one or more Control Agreements (Deposit and Securities Accounts), executed by all parties thereto, for each Deposit Account and each Securities Account that is included in the Collateral in which such Grantor has an interest as of the date hereof (collectively, the "Pledged Accounts"); provided that no Grantor shall be required at any time to enter into Control Agreements (Deposit and Securities Accounts) with respect to any Deposit Account or Securities Account solely to the extent that the same constitutes an Excluded Perfection Asset at such time. After the Closing Date, each Grantor shall deliver to the Collateral Trustee a Control Agreement (Deposit and Securities Accounts) for each Deposit Account and each Securities Account in which such Grantor has an interest after the Closing Date; provided that no Grantor shall be required at any time to enter into a Control Agreement with respect to any Deposit Account or Securities Account solely to the extent that the same constitutes an Excluded Perfection Asset at such time. Each Grantor agrees that it shall have no Deposit Account or Securities Accounts other than (i) Deposit Accounts and Securities Accounts with respect to which Control Agreements (Deposit and Securities Accounts) have been delivered, (ii) Deposit Accounts and Securities Accounts that constitute Excluded Perfection Interests and (iii) Deposit Accounts that constitute Excluded Assets.

                  (b) Each Grantor irrevocably authorizes the Collateral Trustee to notify each Depositary Bank of the occurrence of an Actionable Default. Following the occurrence of an Actionable Default, the Collateral Trustee may instruct each Depositary Bank to transfer immediately all funds and investments held in each Deposit Account or Securities Account to an account designated by the Collateral Trustee; provided, however, that the Collateral Trustee agrees that it shall deliver such instruction only during the continuation of an Actionable Default. Each Grantor hereby agrees to irrevocably direct each Depositary Bank to comply with the instructions of the Collateral Trustee with respect to the applicable Deposit Account or Securities Account held by such Depositary Bank without further consent from the Grantor or any other person.

                  5.14. Collections. (a) Each Grantor agrees (i) to notify and direct promptly each Account Debtor and every other person obligated to make payments on Accounts that are included in the Collateral or in respect of any Inventory that is included in the Collateral to make all such payments directly to the Pledged Accounts established in accordance with Section 5.13, (ii) to use all reasonable efforts to cause each Account Debtor and every other person identified in clause (i) above to make all payments with respect to Accounts that are included in the Collateral and Inventory that is included in the Collateral directly to the Pledged Accounts and (iii) promptly to deposit all payments received by it on account of Accounts that are included in the Collateral and Inventory that is included in the Collateral, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Pledged Accounts in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by such Grantor for the benefit and as the property of the Secured Parties.

                  (b) Without the prior written consent of the Collateral Trustee, no Grantor shall, in a manner adverse to the Secured Parties, change the general instructions given to Account Debtors in respect of payment on Accounts to be deposited in the Pledged Accounts. Until the Collateral Trustee shall have advised the Grantors to the contrary, each Grantor shall,

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

and the Collateral Trustee hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Collateral Trustee and the other Secured Parties; provided, however, that such privilege may at the option of the Collateral Trustee be terminated upon the occurrence and during the continuance of any Actionable Default.

                         SECTION 6. REMEDIAL PROVISIONS

                  6.1.     Certain Matters Relating to Receivables.

                  (a) At any time after the occurrence and during the continuance of an Actionable Default, the Collateral Trustee shall have the right, but shall in no way be obligated to make test verifications of the Receivables that are included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Trustee may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Actionable Default, upon the Collateral Trustee's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Trustee or the Administrative Agent, as agent for the Collateral Trustee, to furnish to the Collateral Trustee or the Administrative Agent, as agent for the Collateral Trustee, as the case may be, reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables that are included in the Collateral.

                  (b) Each Grantor may collect such Grantor's Receivables that are included in the Collateral, subject to the Collateral Trustee's direction and control as defined in Section 5.13, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation, in each case, that are included in the Collateral and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, that are included in the Collateral at its own expense; provided, however, that the Collateral Trustee may curtail or terminate said authority at any time after the occurrence and during the continuance of an Actionable Default as provided in Section 5.13. If required by the Collateral Trustee at any time after the occurrence and during the continuance of an Actionable Default, any payments of Receivables that are included in the Collateral, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Trustee for the benefit of the Secured Parties if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Trustee, subject to withdrawal by the Collateral Trustee for the account of the Secured Parties only as provided in Section 6.7, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables that are included in the Collateral shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) At any time after the occurrence and during the continuance of an Actionable Default, at the Collateral Trustee's request, each Grantor shall deliver to the Collateral Trustee all original and other documents evidencing, and relating to, the agreements

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

and transactions which gave rise to the Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.

                  6.2.     Communications with Obligors; Grantors Remain Liable.
(a) At any time after the occurrence and during the continuance of an Actionable Default, the Collateral Trustee in its own name or in the name of others may at any time communicate with obligors under the Receivables that are included in the Collateral and parties to the Contracts to verify with them to the Collateral Trustee's reasonable satisfaction the existence, amount and terms of any Receivables or Contracts, in each case, that are included in the Collateral.

                  (b) The Collateral Trustee may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract that is included in the Collateral of the security interest of the Collateral Trustee therein. In addition, after the occurrence and during the continuance of an Actionable Default, the Collateral Trustee may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts that are included in the Collateral directly to the Collateral Trustee.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts that are included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract that is included in the Collateral by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract that is included in the Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3. Pledged Securities. (a) Unless an Actionable Default shall have occurred and be continuing and the Collateral Trustee (subject to the terms of the Collateral Trust Agreement) shall have given notice to the relevant Grantor of the Collateral Trustee's intent to exercise its rights pursuant to
Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in each credit agreement, indenture or comparable document constituting a Secured Debt Document, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Collateral Trustee's reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any Secured Debt Document.

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

                  (b) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Trustee in writing that (x) states that an Actionable Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement and the Collateral Trust Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) upon delivery of any notice to such effect pursuant to Section 6.3(a), pay any dividends or other payments with respect to the Investment Property directly to the Collateral Trustee. In order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth herein.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Trustee in writing that
(x) states that an Actionable Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement and the Collateral Trust Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence of an Actionable Default, pay any dividends or other payments with respect to the Investment Property, including the Pledged Securities, directly to the Collateral Trustee.

                  6.4. Intellectual Property; Grant of License. For the purpose of enabling the Collateral Trustee, after the occurrence and during the continuance of an Actionable Default, to exercise rights and remedies under this
Section 6 at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Trustee an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, exploit, assign or license, after the occurrence and during the continuance of an Actionable Default, any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, through any and all media, whether now existing or hereafter developed, throughout the world, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

                  6.5.     Intellectual Property Litigation and Protection.

                  (a) Upon the occurrence and during the continuance of any Actionable Default (and subject to the terms of the Collateral Trust Agreement), the Collateral Trustee shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property and/or bring suit in the name of any Grantor, the Collateral Trustee or the Secured Parties to protect or enforce the Intellectual Property and any Intellectual Property License. In the event of such suit, each Grantor shall, at the reasonable request of the Collateral Trustee, do any and all lawful acts and execute any and all documents reasonably requested by

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

the Collateral Trustee in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Collateral Trustee for all costs and expenses incurred by the Collateral Trustee in the exercise of its rights under this Section 6.5 in accordance with Section 8.4 hereof. In the event that the Collateral Trustee shall elect not to bring suit to enforce the Intellectual Property, each Grantor agrees, at the reasonable request of the Collateral Trustee, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the material Intellectual Property owned by such Grantor by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any person so infringing necessary to prevent such infringement.

                  (b) If an Actionable Default shall occur and be continuing, upon written demand from the Collateral Trustee (subject to the terms of the Collateral Trust Agreement), each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee or such Collateral Trustee's designee all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement.

                  6.6. Proceeds to be Turned Over To Collateral Trustee. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables that are included in the Collateral, if an Actionable Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Trustee, if required by the Collateral Trustee). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.7.

                  6.7. Application of Proceeds. At such intervals as may be agreed upon by each Borrower and the Collateral Trustee, or, if an Actionable Default shall have occurred and be continuing, at any time at the Collateral Trustee's election, the Collateral Trustee may apply all or any part of Proceeds constituting Collateral realized through the exercise by the Collateral Trustee of its remedies hereunder, whether or not held in any Collateral Account, in payment of the Secured Obligations in accordance with the provisions of the Collateral Trust Agreement.

                  6.8. Code and Other Remedies. (a) If an Actionable Default shall occur and be continuing, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity in each case subject to the terms of the Collateral Trust Agreement. Without limiting the generality of the foregoing and in each case subject to the terms of the Collateral Trust Agreement, the Collateral Trustee,

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

without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Trustee or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee and each other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In connection with any such sale, the Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. In the exercise of its remedies, each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. EACH Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Trustee's request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor's premises or elsewhere. In the exercise of its remedies, the Collateral Trustee shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

                  (b) The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 6.8, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured

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

Obligations in accordance with the Collateral Trust Agreement. If the Collateral Trustee sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by the Collateral Trustee and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Trustee may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or the other Secured Parties arising out of the exercise by them of any rights hereunder.

                  (c) In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall supply the Collateral Trustee or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

                  6.9. Registration Rights. (a) If the Collateral Trustee is directed to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 6.8, and if the Collateral Trustee is so directed to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor shall cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as the Collateral Trustee determines to be reasonably necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Trustee, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such

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

circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.9 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.9 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.9 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Actionable Default has occurred.

                  6.10. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

                  6.11. Separate Liens. The Collateral Trustee may exercise any or all of the rights and remedies set forth in this Section 6 separately with respect to each security interest granted hereunder or jointly, as directed by the relevant Secured Parties in accordance with the Collateral Trust Agreement.

                       SECTION 7. THE COLLATERAL TRUSTEE

                  7.1. Collateral Trustee's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                           (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

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

                           (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Collateral Trustee's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                           (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                           (iv) execute, in connection with any sale provided for in Section 6.8 or 6.9, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                           (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Actionable Default shall have occurred and be continuing, and in accordance with the Collateral Trust Agreement.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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

                  (c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at the rate applicable under Section 2.06 of the Credit Agreement, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys set forth in this Section 7.1 shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2. Duty of Collateral Trustee. The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. Neither the Collateral Trustee, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or Affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the other Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or Affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct.

                  Notwithstanding anything to the contrary contained in this Agreement, the rights, privileges, powers, benefits and immunities of the Collateral Trustee hereunder are subject to the terms, conditions and limitations set forth in the Collateral Trust Agreement, reference to which is made for all purposes; provided, however, that any forbearance by the Collateral Trustee in exercising any right or remedy available to it under the Collateral Trust Agreement shall not give rise to a defense on the part of the Grantors with respect to the Collateral Trustee's exercise of any right or remedy pursuant to this Agreement or as otherwise afforded by applicable law.

                  7.3. Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Trustee to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Trustee under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as "all assets" or "all personal property", whether now owned or hereafter existing

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or acquired or such other description as the Collateral Trustee, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby ratifies and authorizes the filing by or on behalf of the Collateral Trustee of any financing statement with respect to the Collateral made prior to the date hereof.

                  7.4. Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding anything to the contrary contained herein, in taking any action hereunder the Collateral Trustee shall not be required to act except to the extent that it shall have been directed in writing to so act by a Secured Debt Representative; provided that all actions of the Collateral Trustee hereunder shall be taken pursuant to the terms of the Collateral Trust Agreement and the Collateral Trustee shall act to the extent directed pursuant to the terms thereof with respect to those matters specified therein.

                  7.5. Access to Collateral, Books and Records; Other Information. Upon reasonable request to any Grantor, representatives of the Collateral Trustee or any other Secured Party (acting through the applicable Secured Debt Representative) shall have full and free access to visit and inspect, as applicable, during normal business hours all of the Collateral of such Grantor, including all of the books, correspondence and records of such Grantor relating thereto; provided that no Grantor shall be required to provide such access more than two times in any fiscal year, unless an Actionable Default shall have occurred and be continuing. The Collateral Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Collateral Trustee, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Trustee with regard thereto. Such Grantor shall, at any and all times, within a reasonable time after written request by the Collateral Trustee, furnish or cause to be furnished to the Collateral Trustee, in such manner and in such detail as may be reasonably requested by the Collateral Trustee, additional information with respect to the Collateral.

                  7.6. Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any Requirement of Law, the Collateral Trustee may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment. Each separate trustee or co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Trustee or separately, as may be provided therein, subject to all the provisions of the

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

Collateral Trust Agreement and the other Security Documents, specifically including every provision of such agreements relating to the conduct of, affecting the liability of, or affording protection to, the Collateral Trustee. A copy of every such instrument shall be sent to the Collateral Trustee.

                            SECTION 8. MISCELLANEOUS

                  8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 7.1 of the Collateral Trust Agreement.

                  8.2. Notices. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 7.5 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.2 or such other address specified in writing to the Collateral Trustee in accordance with such Section. Each Grantor agrees to provide a copy of each notice provided by it hereunder to the Collateral Trustee to each Secured Debt Representative in the manner provided for in Section 7.1 of the Collateral Trust Agreement.

                  8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Secured Debt Default under any Secured Debt Document. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse the Collateral Trustee and each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the Secured Debt Documents to which such Grantor is a party, including the fees and disbursements of counsel to the Collateral Trustee and each Secured Party.

                  (b) Each Grantor agrees to pay, and to save the Collateral Trustee and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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

                  (c) Each Grantor agrees to pay, and to save the Collateral Trustee and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent each Credit Agreement Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement (whether or not then in effect), if the Collateral Trustee were acting as the Administrative Agent under the Credit Agreement.

                  (d) The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Secured Debt Documents.

                  8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee, and any attempted assignment without such consent shall be null and void.

                  8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by each Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as each Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to each Secured Party hereunder and claims of every nature and description of each Secured Party against such Grantor, in any currency, whether arising hereunder, under any other Secured Debt Document or otherwise, as each Secured Party may elect, whether or not each Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured, provided that each such set-off and appropriation by any Secured Party shall be held by it and applied in accordance with the terms of the Collateral Trust Agreement. The applicable Secured Party shall notify such Grantor promptly of any such set-off and the application made by each Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which each Secured Party may have.

                  8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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

                  8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10. Integration. This Agreement and each of the other Secured Debt Documents represent the agreement of the Grantors, the Collateral Trustee and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in any of the other Secured Debt Documents.

                  8.11. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  8.12. Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Secured Debt Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Trustee and the Secured Debt Representatives shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13. Acknowledgments. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Debt Documents to which it is a party;

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

                  (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Secured Debt Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the Secured Debt Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

                  8.14. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to any Secured Debt Document shall become a Grantor and a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1.

                  8.15. Releases. (a) All or any portion of the Collateral shall be released from the Liens created hereby, and the Guarantee of any Guarantor under this Agreement shall terminate, in each case as provided in
Section 4.1 of the Collateral Trust Agreement.

                  (b) In the event of any sale or other disposition of all of the Equity Interests in any Guarantor to a person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary, then such Guarantor will be released and relieved of any obligations under its Guarantee; provided that the proceeds of such sale or other disposition are applied in accordance with the applicable provisions of all applicable Secured Debt Documents. Upon delivery by the Company to each applicable Guaranteed Secured Debt Representative of an officer's certificate and an opinion of counsel to the effect that such sale or other disposition was made by the Company or any applicable Subsidiary in accordance with the provisions of all of the applicable Secured Debt Documents, such Guaranteed Secured Debt Representative will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

                  (c) In addition to the foregoing, the Guarantee of any Guarantor under this Agreement with respect to any Series of Guaranteed Secured Debt shall terminate to the extent such termination is provided for in the applicable Secured Debt Documents governing such Series of Guaranteed Secured Debt.

                  8.16. Conflicts. In the case of any conflicts between this Agreement and the Collateral Trust Agreement, the provisions of the Collateral Trust Agreement shall govern and control.

                  8.17. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.18. Additional Guaranteed Secured Debt Representatives. Each Guaranteed Secured Debt Representative that becomes entitled to the benefits of the Collateral Trust

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Agreement after the date hereof in accordance with the terms thereof shall become a party to this Agreement for purposes of Section 2.

                  8.19. Rights and Immunities of Secured Debt Representatives. The Administrative Agent shall be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, the Trustee shall be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative shall be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such person shall act as representative, in each case as if specifically set forth herein. In no event shall any Secured Debt Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

                  [Remainder of page intentionally left blank]

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

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                            NRG ENERGY, INC.

                            By:_________________________________________________
                               Name:
                               Title:

                            NRG POWER MARKETING INC.

                            By:_________________________________________________
                               Name:
                               Title:

                            [SUBSIDIARY GUARANTORS]

                            By:_________________________________________________
                               Name:
                               Title:

                            DEUTSCHE BANK TRUST COMPANY
                            AMERICAS, as Collateral Trustee

                            By:_________________________________________________
                               Name:
                               Title:

                            CREDIT SUISSE FIRST BOSTON,
                            acting through its Cayman Islands Branch

                            By:_________________________________________________
                               Name:
                               Title:

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

                            By:_________________________________________________
                               Name:
                               Title:

                            LAW DEBENTURE TRUST COMPANY OF
                            NEW YORK, not in its individual capacity, but solely as Trustee under the Indenture,

                            By:_________________________________________________
                               Name:
                               Title: